SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): January 5, 2007


Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P.
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          (Exact name of registrant as specified in its charter)


        Delaware                           94-3054600
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(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification Number)


1107 Investment Boulevard, Suite 180
El Dorado Hills, California                                95762
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(Address of principal executive offices)                 (Zip Code)


                               (916) 941-1400
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              Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets
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On December 29, 2006, the Technology Funding Venture Partners IV Liquidating
Trust (the "Trust" or the "Assignor"), the successor entity to Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P. (the "Partnership"), executed a Bill of Sale, Assignment, Acceptance and Assumption Agreement with Technology Funding Ltd., (the "Assignee") or its nominees, including but not limited to Technology Funding Group, LLC and/or Dakota Equities, LLC. The Assignee paid a total of $231 for illiquid assets with Fair Values totaling $0 at December 29, 2006. The Bill of Sale, Assignment, Acceptance and Assumption Agreement is attached hereto as an exhibit to this Current Report on Form 8-K.

Pursuant to the terms of the Liquidating Trust Agreement approved by a majority in interest of the Limited Partners at the Special Meeting on July 7, 2006, the Trust will continue to hold its Cash Reserve to carry out the purpose of the Trust and facilitate distribution of the Trust Assets.

Pursuant to Section 3.2 of the Liquidating Trust Agreement, the Trustee shall pay from the Trust Estate or otherwise discharge or provide for all proper claims against expenses, charges, liabilities and obligations of the Trust Estate, including without limitation interest, taxes, assessments, public charges of every kind and nature, and costs, charges and expenses in connection with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided for in the Trust Agreement or which may be determined by the Trustee to be a proper charge against the Trust Estate, including any and all obligations and liabilities of the Partnership as of the date hereof or which arise thereafter. The Trustee, in its sole discretion, may make provision by reserve or otherwise out of the Trust Estate for such amounts as may be determined by the Trustee to be necessary or advisable to meet present or future liabilities of the Trust, whether fixed or contingent, previously known or unknown.

Tax reporting information for the period ending July 7, 2006, the termination date of the Partnership, plus tax reporting information for the period from July 8, 2006, to December 31, 2006, covering the operation of the Trust will be mailed to the Limited Partners / Beneficiaries in February 2007. Beneficiaries will also receive by April 2007 an unaudited annual report showing assets and liabilities of the Trust and receipts and disbursements of the Trustee with respect to the Trust for the period ended December 31, 2006. This same report will be filed with the SEC under cover of Form 10-K.

As previously disclosed, the Trust has $134,291 held in escrow related to certain indemnification provisions regarding the sale of certain of the Trust's investment assets to Industry Ventures Acquisition Fund II (Aperture), L.P. and Industry Ventures Fund IV, L.P. Also, as previously disclosed, Dakota Arms, Inc., one of the portfolio companies of the Trust, filed for protection under the Federal Bankruptcy Code on July 6, 2006. The resolution of this case is expected in 2007. It is expected that the Trust will be able to collect the balance due from the escrow and dispose of all remaining assets and obligations in 2007, allowing the Trust to terminate prior to year-end 2007. The Trust Beneficiaries would then receive final tax reporting information for 2007 no later than February 2008.

Item 9.01.        Financial Statements And Exhibits

(c) Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

99.1    Bill of Sale, Assignment, Acceptance and Assumption Agreement.
99.2 Exhibit A to the Bill of Sale, Assignment, Acceptance and Assumption Agreement.


                                    SIGNATURE


                  Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


TECHNOLOGY FUNDING VENTURE PARTNERS IV, AN AGGRESSIVE GROWTH FUND L.P.

By:   TECHNOLOGY FUNDING INC.
      TECHNOLOGY FUNDING LTD.
      Managing General Partners


  Date:  January 5, 2007             By:  /s/ Charles R. Kokesh
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                                     Charles R. Kokesh
                                     President, Chief Executive
                                     Officer, Chief Financial Officer
                                     and Chairman of Technology
                                     Funding Inc., and Managing General
                                     Partner of Technology Funding Ltd.